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                                                                    EXHIBIT 23.3



CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



TO THE DIRECTORS OF MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

We consent to the incorporation by reference in the Registration Statement No. 333-28263 of Morgan Stanley, Dean Witter, Discover & Co. on Form S-8 of our report dated 17 February 1998 relating to the Morgan Stanley UK Group Profit Sharing Scheme, appearing in the Annual Report on Form 10-K of Morgan Stanley, Dean Witter, Discover & Co. for the fiscal year ended 30 November 1997.


/s/ DELOITTE & TOUCHE

Chartered Accountants
1 Stonecutter Street
London England
17 February 1998